CERTAIN PORTIONS OF THIS EXHIBITS HAVE BEEN OMITTED
                 BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT

                  OMITTED PORTIONS HAVE BEEN SEPARATELY FILED
                   WITH THE SECURITIES AND EXCHANGE COMMISSI

                                                                     EXHIBIT 4.3

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                    VIDESH SANCHAR NIGAM LIMITED (VSNI/INDIA)
                                       AND
             CONCERT GLOBAL NETWORK SERVICES LIMITED (CONCERT/U.K.)

1. This memorandum between VSNL and CONCERT (U.K.) represents an agreement by VSNL and CONCERT to apply the following accounting rates and settlement methods as specified below in paragraph 2 for settlement of International Telephone service between India and the United Kingdom.

2. Total Accounting rates and the settlement of international telephone service are agreed for the period beyond April 1, 2001 as follows:

2.1      Period of Applications    Accounting Rates on Sender pays transit basis

         1.4.2001 TO 31.3.2002         SDR.[text redacted] per Sender Pays
                                       Transit

2.2      Accounting/Settlement period Monthly basis

3.       The  application  period's  accounting  rates  shall be applied to each
         conversation     minute    of     international     switched    service
         (subscriber-dialed, operator-handled).

4. This agreement supersedes all prior agreements on the subject as indicated above between VSNL and CONCERT (U.K.). This agreement shall become binding upon execution by the duly authorized representative of CONCERT (U.K.) and VSNL and where applicable upon submission and/or acceptance of the agreement by regulatory authorities.

The concurrences below evidences the intent to present this agreement for the approval by CONCERT's (U.K.'s) duly authorized representative.

                                        Concurred to on behalf of CONCERT (U.K.)


                                        /S/ASHOK SAPRA
                                        ----------------------------------------
                                        Name:      ASHOK SAPRA
                                        Title:     President
                                        Date:
                                        Place:     New Delhi, India


Approved on behalf of VSNL              Approved on behalf of CONCERT (U.K.)


/S/ S.S. BODH                           /S/ MICHAEL KOCH FOR
--------------------------------------  ----------------------------------------
Name:     S.S. BODH                     Name:      Thomas Luciano
Title     Chief General Manager (F&A)   Title:     V.P. - Global Wholesale
Date:     17 June 2001                  Date:      2 July 2001
Place:    Mumbai, India                 Place:     Hamilton, Bermuda